Exhibit 26(h)(xiv)

Amendment No. 27 to Participation Agreement between AEGON/Transamerica Series

Trust and Western Reserve dated May 1, 2006

AMENDMENT NO. 27 TO

PARTICIPATION AGREEMENT

BETWEEN

AEGON/TRANSAMERICA SERIES TRUST AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 27 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between AEGON/Transamerica Series Fund, Inc. and Western Reserve Life Assurance Co. of Ohio (the “Parties”).

Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:

AMENDED SCHEDULE B

Effective May 1, 2006

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:	WRL Series Life Account
WRL Series Annuity Account
Separate Account VA U

Separate Account VA V

Policies:	The Equity Protector
WRL Freedom Equity Protector
WRL Freedom SP Plus
WRL Freedom Variable Annuity
WRL Freedom Attainer Variable Annuity
WRL Freedom Bellwether Variable Annuity
WRL Freedom Conqueror Variable Annuity
WRL Freedom Wealth Protector
C.A.S.E. Reserve Variable Annuity
Meridian Sector Variable Annuity
WRL Freedom Wealth Creator Variable Annuity
WRL Financial Freedom Builder
WRL Freedom Elite
WRL Freedom Premier Variable Annuity
WRL Freedom Access Variable Annuity
WRL Freedom Enhancer Variable Annuity
WRL Freedom Select Variable Annuity
WRL Freedom Elite Builder
WRL Freedom Elite Advisor
WRL Freedom Premier II
WRL Freedom Access II
WRL Freedom Enhancer II
WRL Freedom Premier III
WRL Xcelerator
WRL Freedom Elite Builder II
WRL Freedom Multiple
WRL Freedom Elite Builder III

AMENDED SCHEDULE B (continued)

Portfolios:	AEGON/Transamerica Series Trust. – each Portfolio has an Initial Class and a Service Class of Shares

AEGON Bond
Asset Allocation – Conservative Portfolio
Asset Allocation – Growth Portfolio
Asset Allocation – Moderate Portfolio
Asset Allocation – Moderate Growth Portfolio
American Century International
American Century Large Company Value
Clarion Global Real Estate Securities
Federated Growth & Income

Great Companies – America sm

Great Companies – Technology sm
International Moderate Growth Fund
JPMorgan Enhanced Index
JPMorgan Mid Cap Value
Janus Growth
Marsico Growth
Mercury Large Cap Value
MFS High Yield
Munder Net50

PIMCO Total Return

Salomon All Cap
Templeton Great Companies Global
T. Rowe Price Equity Income
T. Rowe Price Small Cap
Third Avenue Value
Transamerica Balanced
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica Small/Mid Cap Value
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Mid-Cap Growth

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 1st day of May, 2006, in its name and on its behalf by its duly authorized representative.

AEGON/TRANSAMERICA SERIES	WESTERN RESERVE LIFE ASSURANCE
TRUST	CO. OF OHIO

By its authorized officer,	By its authorized officer,

By:	/s/ T. Gregory Reymann	By:	/s/ Priscilla I. Hechler
T. Gregory Reymann, II	Priscilla I. Hechler
Title: Vice President and Counsel	Title: Assistant Vice President and Assistant Secretary